Exhibit 99.1

CONTACT:

DRAFT 1

Stanley Wunderlich

Consulting For Strategic Growth 1, Ltd.

880 Third Ave, 6th Floor

New York NY 10022

Telephone: (800) 625-2236

Fax: (646) 205-7771

Email: info@cfsg1.com

RESOURCE EXCHANGE OF AMERICA APPOINTS JASON LIVINGSTON AS PRESIDENT OF THE COMPANY’S SUBSIDIARY, ASSET RECOVERY OF AMERICA, LLC.

SARASOTA, Fla., June XX, 2010 - Resource Exchange of America Corporation (OTCBB: RXAC.OB), a Florida-based recycling company, is pleased to announce that on June 21, 2010 it appointed Jason Livingston as President of the Company’s recently established subsidiary, Asset Recovery of America, LLC (ARA).

On May 11, 2010, the Company had executed a Joint Venture Agreement ("JVA") with Harry's Haul, LLC, of which Mr. Livingston was the President and co-founder.  Per the terms of the Company's Employment Agreement with Mr. Livingston, the Company's wholly owned subsidiary, ARA, has acquired certain assets of Harry's Haul, LLC, thereby rendering the previously executed JVA moot.  This acquisition by the Company proves advantageous for many reasons, namely that the Company will now be able to realize 100% of the profits generated by ARA, rather than the 50% it would have received under the terms of the JVA.

Mr. Livingston will oversee all demolition operations for ARA and assist in identifying new demolition projects.

Dana Pekas, CEO of REAC, comments, “I am delighted to announce the appointment of Mr. Livingston as President of ARA. His extensive experience in demolition projects will assist the Company in providing safe, environmentally friendly and cost effective processes and in delivering the highest quality demolition results.  We look forward to benefiting from his expertise as REAC continues to aggregate all aspects of the fragmented recycling industry into a vertically integrated business.”

About Jason Livingston

Jason Livingston is licensed as a Certified General Contractor and as an Asbestos Abatement Supervisor.  As President and co-founder of Harry’s Haul, LLC in Orlando, Fla., he has over 13 years of experience in the demolition industry.  His licenses, which will be transferred to ARA LLC within 90 days, will make ARA a state-qualified Demolition Contractor.  Mr. Livingston also holds a degree in organizational communication from Rollins College, USA.

About Resource Exchange of America Corporation

Resource Exchange of America Corporation is working to become a recycling powerhouse by rolling up companies within asset recovery, processing and brokering of ferrous and nonferrous scrap metal. With its access to deep-water ports, the company will be able to sell the scrap metal to clients domestically as well as abroad. Resource Exchange of America Corporation will bring together the best companies within the recycling industry and elevate them to excellence, drawing on the strengths of the individual companies while combining forces to achieve synergies and be able to tackle the biggest jobs.

Disclaimer – Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements; projected events in this press release may not occur due to unforeseen circumstances, various factors, and other risks identified in a company's annual report on Form 10-K and other filings made by such company.

###

For more information about Resource Exchange of America Corporation, visit www.resource-exchange.com or contact Stanley Wunderlich at (800) 625-2236 or info@cfsg1.com.

2